Exhibit 10.2

                              Terms of Engagement

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                               TERMS OF ENGAGEMENT


     The following terms have been added between Mr. Herdev S. Rayat and e.Deal.net, Inc., in a Management Agreement that was signed on January 1, 2000.

     1. Mr. Rayat is to provide the Company with management and consulting services. The term of the agreement is one year, automatically renewable for a period of one year for each consecutive year thereafter, unless either the Company or Mr. Herdev S. Rayat 90 days prior to the expiration of the contract term.


     ---------------------------
     Herdev S. Rayat


     The terms of engagement are accepted.


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     Date:                          )        By: Harv Dhaliwal, Director